Form 8-K

CENTER FINANCIAL CORP—CLFC

Filed: April 9, 2007 (period: April 9, 2007)

Report of unscheduled material events or corporate changes.

Table of Contents

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported) April 9, 2007

Center Financial Corporation

(Exact name of Registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

000-50050	52-2380548
(Commission file number)	(IRS Employer Identification No)

3435 Wilshire Boulevard, Suite 700, Los Angeles, California 90010

(Address of principal executive offices)

(213) 251-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Depa rture of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c) On April 9, 2007, the Company and its wholly-owned subsidiary, Center Bank appointed Lonny Robinson as executive vice president and chief financial officer effective immediately. Mr. Robinson, age 49, has served as project specialist for Resources Global Professionals’ (a multi-national professional service firm) Louisville, Kentucky office where he has provided consulting services to financial institutions since July 2004. In his capacity as an independent consultant, Mr. Robinson previously assisted the Company from January through April 2006 in reengineering and streamlining the Company’s financial reporting processes. Previously, Mr. Robinson served as chief administrative officer of Lightyear Communications in Louisville from January to May 2004; as President of First Bank, also in Louisville, from July 2002 to December 2003; and as president and principal of Alpine Natural Springs in New Waterford, Ohio from 2001 to March 2002.

Mr. Robinson will not be serving pursuant to an employment agreement, but will receive an initial annual base salary of $180,000 per year, plus customary scheduled bonuses as well as discretionary bonuses, an automobile allowance, reimbursement of certain business expenses, and customary medical insurance benefits. A one time moving allowance/signing bonus of $25,000 will also be provided.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

Date: April 9, 2007

CENTER FINANCIAL CORPORATION	/s/ Jae Whan Yoo
Jae Whan Yoo
Chief Executive Officer and President